UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 16, 2021

American River Bankshares

(Exact name of registrant as specified in its chapter)

California	0-31525	68-0352144

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Zinfandel Drive, Suite 450, Rancho Cordova, California	95670
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(916) 851-0123

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, no par value	AMRB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On April 16, 2021, American River Bankshares, a California corporation (the “Company”), entered into an Agreement to Merge and Plan of Reorganization (the “Merger Agreement”) with Bank of Marin Bancorp, a California corporation (“Marin Bancorp”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, the Company will merge with and into Marin Bancorp (the “Merger”) with Marin Bancorp surviving, followed immediately thereafter by the merger (the “Bank Merger”) of American River Bank, a California state-chartered bank and wholly-owned subsidiary of the Company, with and into Bank of Marin, a California corporation and wholly-owned subsidiary of Marin Bancorp, with Bank of Marin surviving. The Merger Agreement was approved by the Board of Directors of each of the Company and Marin Bancorp.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each outstanding share of the Company’s common stock, excluding certain specified shares, will be converted into the right to receive 0.575 (the “Exchange Ratio”) of a share of Marin Bancorp common stock (the “Merger Consideration”). In addition, at the Effective Time, (i) each option to purchase shares of Company common stock, whether vested or unvested, that is outstanding immediately prior to the Effective Time will be canceled and exchanged for the right to receive an amount of cash equal to the product of (x) the total number of shares of Company common stock subject to such option and (y) the excess, if any, of (A) the product of (1) the volume weighted average price of Marin Bancorp common stock on each of the last fifteen trading days ending on the second trading day immediately prior to the Effective Time, and (2) the Exchange Ratio, over (B) the exercise price per share under such option, less applicable taxes required to be withheld with respect to such payment; and (ii) any vesting conditions applicable to each outstanding restricted stock award and each outstanding restricted stock unit will accelerate in full, and each such restricted stock award and restricted stock unit will be treated as any other outstanding share of Company common stock entitled to receive the Merger Consideration. Based on Marin Bancorp’s closing stock price of $39.06 on April 16, 2021, the transaction is valued at $134.5 million, or $22.46 per share of the Company’s common stock. Such value will fluctuate with changes in the stock price of Marin Bancorp. The total transaction value includes the value of the Company’s options being paid in cash by Marin Bancorp.

The Merger Agreement contains customary representations and warranties from each of the Company and Marin Bancorp, and each party has agreed to customary covenants, including, among others, covenants relating to (1) the conduct of such party’s businesses during the interim period between the execution of the Merger Agreement and the Effective Time, (2) the obligation of the Company to call a special meeting of its shareholders to approve the principal terms of the Merger Agreement, and, subject to certain exceptions, to recommend that its shareholders approve the principal terms of the Merger Agreement, (3) the obligation of Marin Bancorp to call a special meeting for its shareholders to approve the principal terms of the Merger Agreement and in favor of the issuance of Marin Bancorp common stock in the Merger, and (4) the Company’s non-solicitation obligations relating to alternative acquisition proposals. The Company and Marin Bancorp have agreed to use their respective reasonable best efforts to prepare and file all applications, notices, and other documents to obtain all necessary consents and approvals for consummation of the transactions contemplated by the Merger Agreement.

Completion of the Merger is subject to certain customary conditions, including (i) approval by the Company’s shareholders, (ii) approval by Marin Bancorp’s shareholders, (iii) receipt of required regulatory approvals, (iv) the absence of any governmental order or law prohibiting the consummation of the Merger or the Bank Merger, and (v) effectiveness of the registration statement for the Marin Bancorp common stock to be issued as consideration in the Merger. The obligation of each party to consummate the Merger is also conditioned upon (a) subject to certain exceptions, the accuracy of the representations and warranties of the other party, (b) performance in all material respects by the other party of its obligations under the Merger Agreement, (c) receipt by each party of a tax opinion to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and (d) the absence of a material adverse effect with respect to the other party since the date of the Merger Agreement. The obligation of Marin Bancorp to consummate the Merger is further conditioned upon the Company’s adjusted stockholders’ equity, as defined in the Agreement, not being less than $93.1 million as of the month-end prior to the Effective Time and the required regulatory approvals not reasonably be likely to have a material adverse effect on Marin Bancorp after consummation of the Merger.

The Merger Agreement contains certain termination rights for both the Company and Marin Bancorp, including if (i) the Merger is not consummated by December 31, 2021 (the “End Date”), (ii) the required regulatory approvals are not obtained, (iii) the approval of the Company’s shareholders or Marin’s shareholders is not obtained, or (iv) there has been a breach by the other party that is not cured such that the applicable closing conditions are not satisfied.

In certain circumstances, the Company may also terminate the Merger Agreement in the event that (a) (i) the Company is not in material breach of the Agreement; (ii) the Board of the Company receives an alternative acquisition approval which is deemed superior to the proposal by Marin Bancorp; (iii) Marin Bancorp does not amend its offer to acquire the Company in a manner that would be superior to the alternative acquisition proposal and (iv) the Company pays a termination fee of $5.38 million (the “Termination Fee”) to Marin Bancorp, or (b) one or more members of Marin Bancorp’s Board breaches their obligation to vote in favor of the Merger Agreement and such breach results in failure of the Marin shareholders to approve the Merger Agreement.

In addition, in certain circumstances, Marin Bancorp may terminate the Merger Agreement in the event that (A) the Company materially breaches its non-solicitation obligations relating to an alternative business combination, (B) the Company’s board withdraws or adversely modifies its recommendation to shareholders or fails to affirm its recommendation within the required time period after an acquisition proposal is made or (C) the Company’s board recommends a tender offer or exchange offer or fails to recommend against such tender offer or exchange offer within ten business days after commencement. The Merger Agreement also provides that the Company will be obligated to pay the Termination Fee if the Merger Agreement (i) is terminated by Marin Bancorp in the circumstances described in the preceding sentence or (ii) (A) if certain acquisition proposals are made to the Company or to its shareholders publicly, (B) the Merger Agreement is terminated for failure to consummate the Merger by the End Date and such failure is the result of the knowing action or inaction by the Company and the approval of the Company’s shareholders has not been obtained, and (C) the Company consummates such acquisition proposal within 12 months of termination of the Merger Agreement. In addition, Marin Bancorp may terminate the Merger Agreement in the event one or more members of the Company’s Board breaches their obligation to vote in favor of the Merger Agreement and such breach results in failure of the Company’s shareholders to approve the Merger Agreement.

Pursuant to the Merger Agreement, Marin Bancorp has agreed to appoint two of the Company’s directors to the Board of Directors of Marin Bancorp and Bank of Marin and to nominate such directors for reelection at the first annual shareholder meeting Marin Bancorp holds following consummation of the Merger.

The foregoing summary of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety. The Merger Agreement and the above description of the Merger Agreement have been included to provide investors and security holders with information regarding the terms of the Merger Agreement. The Merger Agreement and the above description are not intended to provide any other factual information about the Company, Marin Bancorp or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them rather than establishing these matters as facts and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, Marin Bancorp, or any of their respective subsidiaries, affiliates or businesses. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company or Marin Bancorp.

Shareholder Agreements and Non-Competition/Non-Solicitation Agreements

On April 16, 2021, concurrently with the execution of the Merger Agreement and as a material inducement and as additional consideration to the parties to enter into the Merger Agreement, Marin Bancorp entered into agreements with the directors of the Company. The shareholder agreements generally require that prior to termination of the Merger Agreement each member of the Company’s board of directors agrees to vote in favor of the approval of the principal terms of the Merger Agreement and certain related matters as applicable and against alternative transactions. In addition, the directors of Marin Bancorp similarly entered into shareholder agreements with the Company which generally require that prior to termination of the Merger Agreement, each member of Marin Bancorp’s board of directors agrees to vote in favor of the approval of the principal terms of the Merger Agreement and certain related matters and against alternative transactions.

Also on April 16, 2021, concurrently with the execution of the Merger Agreement and as a material inducement and as additional consideration to Marin Bancorp to enter into the Merger Agreement, (i) certain officers of the Company entered into a customary non-solicitation agreement with Marin Bancorp and (ii) the non-executive directors of the Company entered into customary non-competition/non-solicitation agreements with Marin Bancorp.

The shareholder agreements, non-solicitation agreements and non-competition/non-solicitation agreements will terminate automatically in the event that the Merger Agreement is terminated for any reason in accordance with its terms. The foregoing summary of the shareholder agreement, non-solicitation agreement and non-competition/non-solicitation agreement do not purport to be complete and are qualified in their entirety by reference to the full text of each of the Company shareholder agreements, Marin Bancorp shareholder agreements, non-solicitation agreement and non-competition/non-solicitation agreement, which is substantially in the forms included as Exhibit A-1, Exhibit A-2, Exhibit B-1 and Exhibit B-2, respectively, to the Merger Agreement attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 7.01.	Regulation FD Disclosure.

On April 19, 2021, the Company and Marin Bancorp issued a joint press release announcing that they had entered into the Merger Agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference. In addition, the Company and Marin Bancorp will be providing supplemental information regarding the Merger in connection with presentations to investors. The slides to be used in connection with therewith are attached hereto as Exhibit 99.2 and are incorporated herein by reference. Exhibit 99.1 and Exhibit 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Forward-Looking Statements

This communication includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are necessarily subject to risk and uncertainty and actual results could differ materially from those anticipated due to various factors, including those set forth from time to time in the documents filed or furnished by the Company and Marin Bancorp with the Securities and Exchange Commission (the “SEC”). The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (i) the possibility that the Merger does not close when expected or at all because required regulatory, shareholder or other approvals, financial tests or other conditions to closing are not received or satisfied on a timely basis or at all; (ii) the businesses of the Company and Marin Bancorp may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (iii) changes in the Company’s or Marin Bancorp’s stock price before closing, including as a result of its financial performance prior to closing, or more generally due to broader stock market movements, and the performance of financial companies and peer group companies; (iv) the risk that the benefits from the transaction may not be fully realized or may take longer to realize than expected, or that expected revenue synergies and cost savings from the Merger may not be fully realized or realized within the expected time frame, including as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, the effect of pandemic disease (including Covid-19) and the degree of competition in the geographic and business areas in which the Company and Marin Bancorp operate; (v) the ability to promptly and effectively integrate the businesses of the Company and Marin Bancorp; (vi) the reaction to the transaction of the companies’ clients, employees and counterparties; (vii) diversion of time of directors, management and other employees on merger-related issues; (viii) changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve; the quality and composition of the loan and securities portfolios; demand for loan products; deposit flows; competition; demand for financial services in the companies’ respective market areas; their implementation of new technologies; their ability to develop and maintain secure and reliable electronic systems; and accounting principles, policies, and guidelines, (ix) lower than expected revenues, credit quality deterioration or a reduction in real estate values or a reduction in net earnings; and (x) other risks that are described in the Company’s and Marin Bancorp’s public filings with the SEC. You should not place undue reliance on forward-looking statements and the Company and Marin Bancorp undertake no obligation to update any such statements to reflect circumstances or events that occur after the date on which the forward-looking statement is made except as required by law.

Additional Information About the Merger and Where to Find It

Investors and security holders are urged to carefully review and consider each of the Company’s and Marin Bancorp’s public filings with the SEC, including but not limited to their Annual Reports on Form 10-K, their proxy statements, their Current Reports on Form 8-K and their Quarterly Reports on Form 10-Q. The documents filed by the Company with the SEC may be obtained free of charge at the Company’s website at www.americanriverbank.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from the Company by requesting them in writing to American River Bank, 3100 Zinfandel Drive, Rancho Cordova, California 95670; Attention: Corporate Secretary, or by telephone at 916-851-0123. The documents filed by Marin Bancorp with the SEC may be obtained free of charge at Marin Bancorp’s website at www.bankofmarin.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from Marin Bancorp by requesting them in writing to Bank of Marin Bancorp, 504 Redwood Boulevard, Suite 100, Novato, California 94947 or by telephone at (415) 763-4520.

Marin Bancorp intends to file a registration statement with the SEC which will include a joint proxy statement of the Company and Marin Bancorp and a prospectus of Marin Bancorp, and each party will file other documents regarding the proposed transaction with the SEC. Before making any voting or investment decision, investors and security holders of the Company and Marin Bancorp are urged to carefully read the entire registration statement and joint proxy statement/prospectus, when they become available, as well as any amendments or supplements to these documents, because they will contain important information about the proposed transaction. A definitive joint proxy statement/prospectus will be sent to the shareholders of the Company and Marin Bancorp seeking any required shareholder approvals. Investors and security holders will be able to obtain the registration statement and the joint proxy statement/prospectus free of charge from the SEC’s website or from the Company or Marin Bancorp by writing to the addresses provided for each company set forth in the paragraphs above.

The Company, Marin Bancorp, their respective directors, executive officers and certain other persons may be deemed to be participants in the solicitation of proxies from the Company and Marin Bancorp shareholders in favor of the approval of the transaction. Information about the directors and executive officers of the Company and their ownership of Company common stock is set forth in the proxy statement for the Company’s 2021 annual meeting of shareholders, as previously filed with the SEC. Information about the directors and executive officers of Marin Bancorp and their ownership of Marin Bancorp common stock is set forth in the proxy statement for Marin Bancorp’s 2021 annual meeting of shareholders, as previously filed with the SEC. Shareholders may obtain additional information regarding the interests of such participants by reading the registration statement and the joint proxy statement/prospectus when they become available.

Item 9.01.	Financial Statements and Exhibits

(d)          Exhibits.

Exhibit No.	Description of Exhibit

2.1*	Agreement to Merge and Plan of Reorganization, dated April 16, 2021, by and between Bank of Marin Bancorp and American River Bancshares.
99.1	Press Release dated April 19, 2021.
99.2	Investor Presentation dated April 19, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*Certain schedules to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K and the Company agrees to furnish supplemental to the Securities and Exchange Commission a copy of any omitted schedule upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American River Bankshares
(Registrant)

Date: April 19, 2021	By:	/s/ Mitchell A. Derenzo
Mitchell A. Derenzo
Chief Financial Officer